132071889.2 Norton Rose Fulbright US LLP Fulbright Tower 1301 McKinney, Suite 5100 Houston, Texas 77010-3095 United States Tel +1 713 651 5151 Fax +1 713 651 5246 nortonrosefulbright.com Norton Rose Fulbright US LLP is a limited liability partnership registered under the laws of Texas. Norton Rose Fulbright US LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright Canada LLP and Norton Rose Fulbright South Africa Inc are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are available at nortonrosefulbright.com. October 17, 2022 Flotek Industries, Inc. 8846 N. Sam Houston Parkway W. Houston, Texas 77064 Re: Registration of Securities of Flotek Industries, Inc. Ladies and Gentlemen: We have acted as special counsel to Flotek Industries, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time by the selling stockholders named in the Registration Statement (as defined below) of an aggregate of up to 76,286,918 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which include (a) up to 63,182,079 shares of Common Stock (the “Note Shares”) issuable pursuant to outstanding 10% Convertible PIK Notes previously issued by the Company, and (b) up to 13,104,839 shares of Common Stock (the “Warrant Shares”) issuable pursuant to outstanding Pre-Funded Warrants previously issued by the Company. We also have participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) to which this letter is an exhibit. In rendering the opinions set forth below, we have examined and relied upon: (i) the Registration Statement, including the Prospectus; (ii) the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Company’s Second Amended and Restated Bylaws, as amended (the “Bylaws”); (iii) resolutions of the Board of Directors of the Company (the “Board”); (iv) the 10% Convertible PIK Notes; (v) the Pre-Funded Warrants; and (vi) such corporate documents, records, certificates, and other instruments, documents, and writings as we considered appropriate for purposes of the opinions expressed in this letter. In addition, we reviewed such questions of law as we considered appropriate to enable us to render the opinions expressed in this letter. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our review of corporate documents, records, certificates, and other instruments, documents, and writings, we have made no independent investigation of such facts and we have relied in certain cases upon certificates and other communications or assurances of officers and employees of the Company and public officials without further investigation as to the facts set forth in such certificates and other communications or assurances. In connection with rendering the opinions expressed in this letter, we have assumed that: (i) all information contained in all documents reviewed by us is true, correct, and complete; (ii) all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity and authority to do so; (iii) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the authentic originals

Flotek Industries, Inc. October 17, 2022 Page 2 of those documents and all documents examined by us are duly authorized, executed, and delivered by the parties thereto (other than the Company). Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that: (a) assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the 10% Convertible PIK Notes are converted, the Note Shares issuable upon conversion of the 10% Convertible PIK Notes, when issued by the Company upon conversion of the 10% Convertible PIK Notes in accordance with the terms thereof, will be validly issued, fully paid, and non- assessable; and (b) assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Pre-Funded Warrants are exercised, the Warrant Shares issuable upon exercise of the Pre-Funded Warrants, when issued by the Company upon exercise of the Pre-Funded Warrants in accordance with the terms thereof, including, without limitation, payment of the consideration therefor as described in the Pre-Funded Warrants, will be validly issued, fully paid, and non-assessable. In rendering the foregoing opinions, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware. The foregoing opinions are limited to the applicable provisions of the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the applicability or effect of any other laws. We express no opinion as to any matter other than as set forth in this letter, and no other opinion may be inferred or implied. Our opinion is given as of the date of this letter, and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth in this letter. We hereby consent to the reference to our Firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. Respectfully submitted, /s/ Norton Rose Fulbright US LLP NORTON ROSE FULBRIGHT US LLP